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                                                  Exhibit 23(b)





             CONSENT OF INDEPENDENT ACCOUNTANTS

                          ________


     We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Form S-3 Registration Statement (No. 33-57704) covering $100,000,000 principal amount, and in the Registration Statement on Form S-3 covering an additional $125,000,000 principal amount, which also serves as such Post-Effective Amendment No. 2, relating to Baltimore Gas and Electric Company Medium-Term Notes, Series D (the "Registration Statement") of our report, dated January 20, 1995, which contains an explanatory paragraph related to the recoverability of replacement energy costs, on our audits of the consolidated financial statements and financial statement schedules of Baltimore Gas and Electric Company and Subsidiaries, as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993 and 1992, which report, financial statements and financial statement schedules are incorporated by reference in the Registration Statement from the Company's Annual Report on Form 10-K for the year ended December 31, 1994.

     We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.




                              /s/ Coopers & Lybrand L.L.P.

                                COOPERS & LYBRAND L.L.P.



Baltimore, Maryland
July 21, 1995